CONSOLIDATED FINANCIAL STATEMENTS Ball Metalpack Holding, LLC As of and for the Year Ended December 31, 2021

BALL METALPACK HOLDING, LLC 1 Table of Contents Page Report of Independent Auditors 2 Consolidated Statement of Income 4 Consolidated Balance Sheet 5 Consolidated Statement of Cash Flows 6 Consolidated Statement of Changes in Members’ Equity 7 Notes to the Consolidated Financial Statements 8

PricewaterhouseCoopers LLP, 1900 16th Street, Denver, Colorado 80202 T: (720) 931 7000, www.pwc.com/us Report of Independent Auditors To the Management of Ball Metalpack Holding, LLC Opinion We have audited the accompanying consolidated financial statements of Ball Metalpack Holding, LLC and its subsidiaries (the "Company"), which comprise the consolidated balance sheet as of December 31, 2021, and the related consolidated statements of income, of changes in members' equity and of cash flows for the year then ended, including the related notes (collectively referred to as the "consolidated financial statements"). In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America. Basis for Opinion We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors' Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Responsibilities of Management for the Consolidated Financial Statements Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for one year after the date the financial statements are available to be issued. Auditors' Responsibilities for the Audit of the Consolidated Financial Statements Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors' report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements. In performing an audit in accordance with US GAAS, we:

• Exercise professional judgment and maintain professional skepticism throughout the audit. • Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. • Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed. • Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements. • Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit. /s/ PricewaterhouseCoopers LLP Denver, Colorado April 8, 2022

BALL METALPACK HOLDING, LLC 4 CONSOLIDATED STATEMENT OF INCOME The accompanying notes are an integral part of the consolidated financial statements. ($ in millions) Net sales $ 836.9 Costs and expenses Cost of sales (excluding depreciation and amortization) (708.7) Depreciation and amortization (51.1) Selling, general and administrative (25.7) Business consolidation and other activities (14.4) (799.9) Earnings before interest expense and taxes 37.0 Interest expense, net (41.4) Tax expense (0.5) Net loss $ (4.9) December 31, 2021 Year Ended

BALL METALPACK HOLDING, LLC 5 CONSOLIDATED BALANCE SHEET The accompanying notes are an integral part of the consolidated financial statements. ($ in millions) Assets Current assets Cash and cash equivalents $ 47.1 Receivables, net 118.3 Inventories, net 126.1 Other current assets 22.4 Total current assets 313.9 Non-current assets Property, plant and equipment, net 257.8 Goodwill 44.6 Intangible assets, net 121.2 Other assets 1.4 Total assets $ 738.9 Liabilities and Members' Equity Current liabilities Current portion of long-term debt $ 44.2 Accounts payable 83.5 Related party payables 35.4 Accrued employee costs 15.1 Other current liabilities 8.8 Total current liabilities 187.0 Non-current liabilities Long-term debt, net 648.2 Other liabilities 37.2 Total non-current liabilities 685.4 Total liabilities 872.4 Commitments & Contingencies (Notes 12 & 14) Members' equity Members' equity 104.7 Retained deficit (238.2) Total members' equity (133.5) Total liabilities and members' equity $ 738.9 December 31, 2021

BALL METALPACK HOLDING, LLC 6 CONSOLIDATED STATEMENT OF CASH FLOWS The accompanying notes are an integral part of the consolidated financial statements. ($ in millions) Cash Flows from Operating Activities Net loss $ (4.9) Adjustments to reconcile net loss to cash provided by operating activities: Depreciation and amortization 51.1 Loss on disposal of property, plant and equipment 0.2 Business consolidation and other activities 14.4 Amortization of debt costs 3.9 Loss on inventory obsolescence 2.1 Bad debt expense 0.2 Changes in assets and liabilities: Receivables (37.1) Inventories 18.6 Other current assets (16.8) Other assets 0.6 Accounts payable 14.2 Related party payables (1.6) Accrued employee costs 0.7 Other current liabilities (11.8) Other liabilities 6.0 Other, net 0.2 Cash provided by operating activities 40.0 Cash Flows from Investing Activities Capital expenditures (50.6) Proceeds from disposals of property, plant and equipment 4.2 Cash used in investing activities (46.4) Cash Flows from Financing Activities Debt borrowings 77.2 Debt repayments (59.0) Supply chain financing (5.4) Member distributions (2.1) Member contributions 0.5 Lease financing proceeds 23.8 Capital lease repayments (2.0) Cash provided by financing activities 33.0 Change in cash and cash equivalents 26.6 Cash and cash equivalents — beginning of period 20.5 Cash and cash equivalents — end of period $ 47.1 December 31, 2021

BALL METALPACK HOLDING, LLC 7 CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY The accompanying notes are an integral part of the consolidated financial statements. ($ in millions) Balance at December 31, 2020 $ (127.0) Net loss (4.9) Member distributions (2.1) Member contributions 0.5 Balance at December 31, 2021 $ (133.5) Members' Equity

BALL METALPACK HOLDING, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS 8 1. Description of Business and Basis of Presentation Description of Business Ball Metalpack Holding, LLC (“Ball Metalpack” and together with its direct subsidiaries, the “Company”) is a packaging company that manufactures steel tinplate food cans and ends for the packaging of fruits (largely tomatoes), beans, private label soups, meat and vegetables, and manufactures steel tinplate aerosol cans and ends for the packaging of food, paint, cleaning products and other chemicals. The Company has eight manufacturing plants located throughout the United States near significant concentrations of its customers. Ball Metalpack was formed on July 31, 2018 as a result of the Membership Purchase Agreement entered into by Ball Corporation and a subsidiary of Ball Corporation (collectively, “Ball”) and PE Spray Holdings, L.P., an affiliate of Platinum Equity Advisors, LLC (such affiliate, “Platinum Affiliate”). As of December 31, 2021 the Company is controlled by a Platinum Affiliate who indirectly owns 50 percent of the membership interests. Additionally, Ball indirectly owns 48 percent of the membership interests and the remainder is indirectly owned by Ball Metalpack Management, LLC, which was formed by certain members of management. The Platinum Affiliate is indirectly controlled by certain private equity investment funds advised by Platinum Equity Advisors, LLC (“Advisors” and collectively with such funds, “Platinum”). On December 19, 2021 Ball Metalpack Holding, LLC, PE Spray Holdings, L.P. and Platinum Equity Advisors, LLC entered into an Equity Purchase Agreement and Plan of Merger (the “Purchase Agreement”) with Sonoco Products Company (“Sonoco”). Pursuant to the Purchase Agreement, on the terms and subject to the conditions set forth therein, Sonoco has agreed to acquire, directly or indirectly, one hundred percent (100%) of the membership interests of Ball Metalpack Holding, LLC through (i) the acquisition of all of the limited liability company interests of PE Spray I, LLC, which will hold certain membership interests in Ball Metalpack Holding LLC immediately prior to the closing of the transactions pursuant to the Purchase Agreement, and (ii) a merger of Merger Sub with and into Ball Metalpack Holding LLC, with Ball Metalpack Holding LLC surviving the merger, for an aggregate purchase price of $1.35 billion in cash subject to customary adjustments, including for working capital, cash and indebtedness, as contemplated by the Purchase Agreement (collectively, the “Transaction”). The Transaction closed on January 26, 2022. Sonoco is a $5 billion global provider of consumer packaging, industrial products and packaging supply chain services that has been in business for over 120 years. Sonoco produces packaging for many of the world’s most recognized brands, in markets such as appliances and electronics, automotive, beverages, confection, construction, converted paperboard, fresh and natural food, frozen and refrigerated food, shaving, home, lawn and garden, medical/pharmaceutical, pet care, powdered beverages, recycling and snacks. Sonoco has over 300 operations in 33 countries that serve customers in 85 nations. Basis of Presentation The accompanying consolidated financial statements include Ball Metalpack Holding, LLC and its wholly-owned subsidiaries and have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). All intercompany accounts and transactions have been eliminated in consolidation. The preparation of financial statements in conformity with U.S. GAAP requires Ball Metalpack’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and reported amounts of sales and expenses during the reporting periods. These estimates are based on historical experience and various assumptions believed to be reasonable under the circumstances. Ball Metalpack’s management evaluates these estimates on an ongoing basis and adjusts or revises the estimates as circumstances change. As future events and their impacts cannot be determined with precision, actual results may differ from these estimates. In the opinion of management, the financial statements reflect all adjustments that are of a normal recurring nature and are necessary to fairly state the results of the periods presented. 2. Significant Accounting Policies The Company considers certain accounting policies to be significant, as their application requires management’s judgment about the impacts of matters that are inherently uncertain. Detailed below is a discussion of the accounting policies the Company considers to be significant to these consolidated financial statements.

BALL METALPACK HOLDING, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS 9 Novel Coronavirus (“COVID-19”) The Company has been identified as an essential manufacturing business, and to ensure employee safety the Company is taking all the necessary precautions to ensure it maintains operations and continues to meet customer demand. Due to COVID-19, there have been no adverse impacts to the results of the Company’s operations, liquidity, or financial position to date, but given the nature of the situation, there is inherent uncertainty as to the continuing and future impacts. Liquidity The Company believes that it will meet all financial covenants and generate sufficient cash flows to provide it with the liquidity to meet its current and future financial obligations, as well as provide funds for working capital, capital expenditures and other needs. Exit and Other Closure Costs The Company estimates its liabilities for business closure activities by accumulating detailed estimates of costs and asset sale proceeds, if any, for each business consolidation initiative. This includes the estimated costs of employee severance, and related benefits; impairment of property and equipment and other assets, including estimates of net realizable value; accelerated depreciation; termination payments for contracts and leases; contractual obligations; and any other qualifying costs related to an exit plan. These estimated costs are grouped by specific projects within an overall exit plan and are then monitored on a monthly basis. Such charges represent management’s best estimates, but they require assumptions about exit plans that may change over time. Revised estimates for individual locations and other matters are evaluated periodically to determine if a change in estimate is required for the overall restructuring plan. Subsequent changes to the original estimates are included in current income and identified as business consolidation gains or losses. Exit and other closure costs are included in business consolidation and other activities in the consolidated statement of income. Debt and Supply Chain Financing The Company facilitates a voluntary supply chain financing program (the "Program") to provide certain of its suppliers with the opportunity to sell receivables due from the Company to the participating financial institution in the Program. Such sales are conducted at the sole discretion of both the suppliers and the financial institution on a nonrecourse basis at a rate that leverages the Company's credit rating and thus might be more beneficial to the supplier. No guarantees are provided by the Company or any of its subsidiaries under the Program. The Company's responsibility is limited to making payment on the terms originally negotiated with its suppliers, regardless of whether the suppliers sell their receivables to the financial institution. The amount owed to the participating financial institution under the Program and included in current portion of long-term debt was $37.4 million as of December 31, 2021. Recoverability of Goodwill On an annual basis and at interim periods when circumstances require, the Company tests the recoverability of its goodwill. Ball Metalpack has determined that the Company has a single reporting unit and has elected to perform its annual goodwill impairment assessment on October 1. The Company has the option to first perform a qualitative analysis, or to proceed directly to a quantitative calculation. If a qualitative analysis is performed and it is determined after the completion of this assessment that it is more likely than not that the goodwill balance is impaired, then a quantitative analysis is performed. As part of the completion of this quantitative analysis, the Company compares the carrying value of its reporting unit to its fair value. If the carrying value is greater than its fair value, the Company recognizes an impairment charge for the amount by which the carrying value exceeds the fair value. To estimate the fair value for the company, Ball Metalpack uses the income approach and, to the extent relevant information generated by market transactions involving comparable companies is available, the market approach. Under the income approach, fair value is estimated as the present value of estimated future cash flows of the Company. The projected cash flows methodology is based, to a large extent, on assumptions about future events, which may or may not occur as anticipated, and such deviations could have a significant impact on the calculated estimated fair value of the Company. These assumptions included the use of significant unobservable inputs, representative of a Level 3 fair value measurement as further defined below, and included, but are not limited to, estimated weighted average cost of capital, future growth rates and terminal values specific to the Company. Under

BALL METALPACK HOLDING, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS 10 the market approach, Ball Metalpack uses available information regarding multiples used in recent transactions, if any, involving transfers of controlling interests as well as publicly available trading multiples based on the enterprise value of companies in the packaging industry. An appropriate multiple is applied to forecasted EBITDA (a non-GAAP item defined by the Company as earnings before interest, taxes, depreciation and amortization) to estimate fair value. Income Taxes Ball Metalpack is organized as a limited liability company, which is treated for federal income tax purposes in a manner similar to a partnership, with income or loss passed through to its members. Accordingly, the Company is not subject to federal income tax. ASC Topic 740 prescribes a more-likely-than-not measurement methodology to reflect the financial statement impact of uncertain tax positions taken or expected to be taken in a tax return. If taxing authorities were to disallow any tax positions taken by the Company, the additional income taxes, if any, would be imposed on the members rather than the Company. The Company does not believe it has any uncertain tax positions. The Company’s members are required to file income tax returns in U.S. federal and various state jurisdictions. For U.S. federal income tax purposes, tax years 2018 through 2021 are open under statute. For state jurisdictions, all return years are currently open. Ball Metalpack is a taxable entity under certain state jurisdictions. Further, in some states, Ball Metalpack may be required to remit composite withholding taxes based on its results on behalf of its members. These amounts are expected to be insignificant to the overall financial results on an ongoing basis. Cash and Cash Equivalents Cash and cash equivalents include cash on hand and highly liquid investments with original maturities of three months or less. Inventories Inventories are stated at the lower of cost or net realizable value using either the first-in, first-out (“FIFO”) cost method of accounting or the average cost method. Net realizable value is defined as the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. Inventory cost is calculated for each inventory component taking into consideration the appropriate cost factors, including fixed and variable overhead, material price volatility and production levels. Impairment of Long-Lived Assets The Company reviews long-lived assets for impairment when circumstances indicate the carrying amount of an asset group may not be recoverable based on the undiscounted future cash flows of the asset group. This is assessed at the asset group level for which the lowest level of independent cash flows can be identified. If the carrying amount of the asset group is determined not to be recoverable, a write-down to fair value is recorded. Fair values are determined based on quoted market values, discounted cash flows or external appraisals, as applicable. Fair Value Measurements Generally accepted accounting principles define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price), and they establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority): ● Level 1–Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. ● Level 2–Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

BALL METALPACK HOLDING, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS 11 ● Level 3–Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable. The Company applies fair value measurements when determining the fair value of its reporting unit for purposes of both its goodwill and long-lived assets impairment tests, as well as for disclosing the fair value of its debt. Leases - Build-to-Suit The Company reviews leases for which it is involved in construction to determine whether build-to-suit and sale leaseback criteria are met. When it is determined pursuant to ASC 840, Leases, that the Company is the “deemed owner” of the leased assets during the construction period, the costs of construction are capitalized and included in property, plant and equipment (“PP&E”) on the Company’s consolidated balance sheet. Costs incurred by the lessor in connection with the construction project are also recognized into construction-in-progress with an offset to other liabilities on the Company’s consolidated balance sheet. If it is determined during the Company’s sale leaseback analysis that the criteria for sale accounting are met, lessor assets and related liabilities recognized on the Company’s consolidated balance sheet during the construction period may be removed after construction is complete. If the criteria for sale accounting are not met, however, the property and equipment subject to the leases and the financing liability remain on the Company’s consolidated balance sheet until the end of the lease term, and the property and equipment is depreciated over its remaining estimated useful life. The outflows from the construction of the assets are classified as investing activities and the inflows from the associated financing proceeds are classified as financing activities in the accompanying consolidated statement of cash flows. The outflows from capital lease repayments are classified as financing activities within the accompanying consolidated statement of cash flows. Depreciation and Amortization PP&E is carried at the cost of acquisition or construction and depreciated over the estimated useful lives of the assets. Repairs and maintenance costs, including labor and material costs for major improvements such as annual production line overhauls, are expensed as incurred, unless those costs substantially increase the useful lives or capacity of the existing assets. Assets are depreciated using the straight-line method over their estimated useful lives, generally 5 to 40 years for buildings and improvements and 2 to 20 years for machinery and equipment. Finite-lived intangible assets, excluding capitalized software costs, are generally amortized over their estimated useful lives of 10 to 20 years. For capitalized software, costs are generally amortized over their estimated useful lives of 3 to 7 years. For capital leases, the amortization of the leased asset is amortized using the straight-line method over the shorter of the lease term or the estimated average useful lives of the assets, generally 3 to 5 years. The Company periodically reviews these estimated useful lives and when appropriate, changes are made prospectively. For certain business consolidation activities, accelerated depreciation may be required over the remaining useful life for assets designated to be scrapped or abandoned. The accelerated depreciation of such assets is disclosed as part of business consolidation and other activities in the appropriate period. Accounts Receivable and Allowances for Doubtful Accounts Accounts receivable represents money that is owed to the Company for products sold or services rendered, net of allowances for doubtful accounts. The Company assesses the creditworthiness of its counterparties on an ongoing basis and requires security, including prepayments and other forms of collateral, when appropriate. The Company establishes provisions for losses on accounts receivable due from customers if it is determined that it is probable the Company will not collect all or part of the outstanding balance. Outstanding customer receivables are regularly reviewed for possible nonpayment indicators, and allowances for doubtful accounts are recorded based upon management’s estimate of collectability at each balance sheet date. Trade receivables are subject to a concentration of credit risk. A default in payment from a major customer could have a material adverse impact on the Company’s financial condition. This credit risk is mitigated by the size and diversity of the Company’s customer base. One customer accounted for approximately 12% of the Company’s trade accounts receivable as of December 31, 2021.

BALL METALPACK HOLDING, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS 12 Contingencies The Company is subject to various legal proceedings and claims, including those that arise in the ordinary course of business. The Company records loss contingencies when it determines that the outcome of the future event is probable of occurring and the amount of the loss can be reasonably estimated. Gain contingencies are recognized in the financial statements when they are realized or realizable. The determination of a reserve for a loss contingency is based on management’s judgment of probability and estimates with respect to the likelihood of an outcome and valuation of the future event. Liabilities are recorded or adjusted when events or circumstances cause these judgments or estimates to change. In assessing whether a loss is probable, management may consider the following factors, among others: the nature of the litigation, claim or assessment; available information, opinions or views of legal counsel and other advisors; and the experience gained from similar cases by the Company and others. The Company provides disclosures for material contingencies when there is a reasonable possibility that a loss or an additional loss may be incurred. Actual amounts realized upon settlement of contingencies may be different than amounts recorded and disclosed and could have a significant impact on the Company’s consolidated financial statements. See Note 14 to these consolidated financial statements for further details. Other Employee Benefits Certain employees participate in the Company’s own defined contribution plan. Costs related to the defined contribution plan are not material for the year ended December 31, 2021, and are reflected in cost of sales and selling, general and administrative expenses. Revenue Recognition The Company recognizes revenue when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. Additionally, certain sales are recognized over time such that a portion of sales is recognized prior to shipment or delivery of goods. This accelerated recognition of sales results in a decrease of the Company’s inventory with an offsetting increase to unbilled receivables to the extent the amounts have not yet been invoiced to the customer and right to payment is unconditional. Shipping and handling costs are reported within cost of sales in the consolidated statement of income. All revenues are presented net of sales tax. For the year ended December 31, 2021, one of the Company’s customers accounted for 14% of total revenues. 3. Accounting Pronouncements Recently Adopted Accounting Standards Cloud Computing Arrangements In August 2018, amendments to existing accounting guidance were issued to clarify the accounting for implementation costs for cloud computing arrangements. The amendments specify that existing guidance for capitalizing implementation costs incurred to develop or obtain internal-use software also applies to implementation costs incurred in a hosting arrangement that is a service contract. The Company adopted this accounting standard for the fiscal year ending December 31, 2021. The guidance was applied prospectively on January 1, 2021 and did not have an impact on the Company’s consolidated financial statements. Reference Rate Reform In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848), and has subsequently issued several supplemental and/or clarifying ASUs. This guidance provides optional expedients and exceptions for the accounting treatment of contracts which are affected by the anticipated discontinuation of the London Interbank Offered Rate (“LIBOR”) and other rates resulting from rate reform. Contract terms that are modified due to the replacement of a reference rate are not required to be reassessed under relevant accounting standards. The new standard covers certain contracts which reference these rates and that are entered into on or before December 31, 2022. The standard is effective as of March 12, 2020 through December 31, 2022. As the

BALL METALPACK HOLDING, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS 13 Company has not had any contract terms modified due to the replacement of a reference rate through December 31, 2021, the consolidated financial statements have not yet been impacted by the provisions of this standard. New Accounting Guidance Lease Accounting In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), and has subsequently issued several supplemental and/or clarifying ASUs. This guidance requires a lessee to recognize a right of-use (“ROU”) asset and a lease liability, initially measured at the present value of the lease payments, on its balance sheet. The guidance also requires a lessee to recognize a single lease cost, calculated so the cost of the lease is allocated over the lease term, generally on a straight-line basis. In July 2018, targeted improvements were issued to provide an additional optional transition method that will allow entities to adopt the new leases standard by recognizing a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. This option is in addition to the existing modified retrospective transition method that requires entities to apply the new standard at the beginning of the earliest period presented in the financial statements. The Company is electing this additional transition approach and will apply the new standard as of January 1, 2022, rather than as of the earliest comparative period presented. The Company has compiled an inventory of lease arrangements to determine the impact that the new guidance will have on the Company’s consolidated financial statements. The Company implemented a lease software solution in preparation of the accounting and reporting requirements. The Company elected to apply the package of three practical expedients, which allows it to not reassess prior conclusions related to contracts containing leases, lease classification, and initial direct costs. The Company continues to finalize implementation efforts and currently estimates that the adoption will result in recognition of material operating lease ROU assets, operating lease liabilities, financing lease ROU assets and financing lease liabilities, subject to the completion of the assessment. In addition, the Company expects to derecognize an asset associated with a build-to-suit lease arrangement. The Company does not expect the adoption to have a material impact on consolidated net income or cash flows. Financial Assets Amendments to existing guidance were issued in June 2016, followed by subsequent ASUs with improvements and transition relief, requiring financial assets or a group of financial assets measured at amortized cost basis to be presented at the net amount expected to be collected when finalized. The allowance for credit losses is a valuation account that will be deducted from the amortized cost basis of the financial asset to present the net carrying value at the amount expected to be collected on the financial asset. This guidance affects loans, debt securities, trade receivables, net investments in leases, off-balance-sheet credit exposures, reinsurance receivables and any other financial assets not excluded from the scope that have the contractual right to receive cash. The guidance is effective for the Company on January 1, 2023. The Company is currently assessing the impact that the adoption of this new guidance will have on its consolidated financial statements. 4. Revenue from Contracts with Customers Disaggregation of Sales The Company disaggregates net sales between steel tinplate food cans and aerosol cans and based on the timing of transfer of control of goods and services. The transfer of control for goods and services may occur at a point in time or over time; in other words, sales may be recognized over the course of the underlying contract, or they may occur at a single point in time based upon the transfer of control. This distinction is discussed in further detail below. The Company determined that disaggregating sales into these categories achieves the disclosure objective to depict how the nature, amount, timing, and uncertainty of sales and cash flows are affected by economic factors. The following tables disaggregate the Company’s net sales between steel tinplate food cans and aerosol cans and based on the timing of transfer of control:

BALL METALPACK HOLDING, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS 14 Contract Balances The Company enters into contracts to sell steel tinplate food packaging and steel tinplate aerosol packaging. The payment terms and conditions in customer contracts vary. Those customers that prepay are represented by the contract liabilities, until the Company’s performance obligations are satisfied. Contract assets would exist when sales have been recorded (i.e. control of the goods or services has been transferred to the customer) but customer payment is contingent on a future event beyond the passage of time (i.e., satisfaction of additional performance obligations). The Company did not have any contract liabilities or contract assets at December 31, 2021. Unbilled receivables, which are not classified as contract assets, represent arrangements in which sales have been recorded prior to billing and right to payment is unconditional. Unbilled receivables are reported within receivables, net in the consolidated balance sheet. Contract Costs The Company has determined there are no material costs that meet the capitalization criteria for costs to obtain or fulfill a contract. Practical Expedients For contracts that have an original duration of one year or less, the Company has elected the practical expedient applicable to such contracts and has not disclosed the transaction price for future performance obligations as of the end of each reporting period or when the Company expects to recognize sales. The Company has also elected the sales tax practical expedient; therefore, sales and other taxes assessed by a governmental authority that are collected concurrent with revenue-producing activities are excluded from the transaction price. For shipping and handling activities performed after a customer obtains control of the goods, the Company has elected to account for these costs as activities to fulfill the promise to transfer the goods; therefore, these activities are not assessed as separate performance obligations. The Company has also elected the significant financing component practical expedient which allows it to not assess whether the contract has a significant financing component in circumstances where, at contract inception, the expected contract duration is less than one year. Performance Obligations At contract inception, the Company assesses the goods and services promised in its contracts with customers and identifies a performance obligation for each promise to transfer goods or services to the customer. The performance obligation may be represented by a good or service (or a series of goods or services) that is distinct, or by a series of distinct goods or services that are substantially the same and have the same pattern of transfer to the customer. In each instance, the Company treats the promise to transfer the customer goods or services as a single performance obligation. To identify its performance obligations, the Company considers all of the goods or services promised in the contract, regardless of whether they are explicitly stated or are implied by customary business practices. The Company has determined that the following distinct goods and services represent separate performance obligations: ($ in millions) Total net sales $ 702.7 $ 134.2 $ 836.9 ($ in millions) Total net sales $ 508.1 $ 328.8 $ 836.9 Year Ended December 31, 2021 Point in Time Over Time Total Tinplate Food Cans Tinplate Aerosol Cans Total

BALL METALPACK HOLDING, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS 15 ● Manufacture of steel tinplate food cans, which may be generic or unique; ● Manufacture of steel tinplate aerosol cans, which may be generic or unique; and ● Manufacture of steel tinplate food and aerosol lids and ends, which may be generic or unique. Performance obligations for products with no alternative use are recognized over time when the Company has manufactured a unique item and has an enforceable right to payment. Conversely, generic products with alternative use are recognized at a point in time. Contracts may be short-term or long-term, with varying payment terms. The Company’s payment terms vary by the type and location of the customer and the products or services offered. Customers pay in accordance with negotiated terms, which are typically triggered upon ownership transfer. All payment terms are less than one year. For all contracts, the transaction price is determined upon establishment of the contract that contains the final terms of the sale, including the description, quantity, and price of each product or service purchased. Transaction Price Allocated to Remaining Performance Obligations In the context of the revenue recognition standard, enforceable contracts are those that have an enforceable right to payment, which the Company typically has once a binding forecast or purchase order (or similar evidence) is in place and the Company produces under the contract. Enforceable contracts, as defined, all have a duration of less than one year. Contracts that have an original duration of less than one year are excluded from the requirement to disclose remaining performance obligations, based on the Company’s election to use the practical expedient. The nature of the remaining performance obligations within these contracts, as well as the nature of the variability and how it will be resolved, are described in the section below. Significant Judgments Timing of Recognition Performance obligations are recognized both over time and at a point in time. The determination that sales should be recognized at a point in time most often results from the existence of an alternative use for the product. Cans and ends that are not customized for a customer prior to delivery are considered to have an alternative use, and sales are recognized at the point of control transfer. Determining when control transfer occurs requires management to make judgments that affect the timing of when sales are recognized. The new revenue accounting standard provides five indicators that a customer has obtained control of an asset: 1) present right to payment; 2) transfer of legal title; 3) physical possession; 4) significant risks and rewards of ownership; and 5) customer acceptance. The Company considers control to have transferred for these products upon shipment or delivery, depending on the legal terms of the contract, because the Company has a present right to payment at that time, the customer has legal title to the asset, the Company has transferred physical possession of the asset and/or the customer has significant risks and rewards of ownership of the asset. The Company determines that control transfers to a customer as described above and provides a faithful depiction of the transfer of goods. For performance obligations related to products that are specialized with no alternative use (e.g., specialized sizes or customer- specific materials, or labeled with customer-specific artwork), the Company transfers control and records sales over time. The recognition of sales occurs over time as goods are manufactured and the Company has an enforceable right to payment for those goods, which is an output method. Determining a measure of progress requires management to make judgments that impact the timing of when sales are recognized. The Company has determined the above provides a faithful depiction of the transfer of goods to the customer. The number of units manufactured that have an enforceable right to payment is the best measure of depicting the Company’s performance as control is transferred. The customer obtains value as each unit is produced against a binding contract. The enforceable right to payment may be explicit or implied in the contract. If the enforceable right to payment is not explicit in the contract, the Company must consider if there is an implied right based on customer relationships or previous business practices and applicable law. Typically, the Company has an enforceable right to payment of costs plus a reasonable margin once a binding forecast or purchase order (or similar evidence) is in place and the Company produces under the contract. Determining the Transaction Price including Variable Consideration In making its determination of stand-alone selling price, the Company maximizes its use of observable inputs. Stand-alone selling price is then used to allocate total consideration proportionally to the various performance obligations within a contract.

BALL METALPACK HOLDING, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

To estimate variable consideration, the Company may apply both the "expected value" method and "most likely amount" method based on the form of variable consideration, after considering which method would provide the best prediction of consideration to be received from its customers. The expected value method involves a probability-weighted determination of the expected amount, whereas the most likely amount method identifies the single most likely outcome in a range of possible amounts. In certain cases, both methods may be used within a single contract if multiple forms of variable consideration exist. However, once a method has been applied to one form of variable consideration, it is applied consistently throughout the contract term.

The primary types of variable consideration present in the Company's contracts are per-unit price changes, volume discounts and rebates. Once variable consideration has been estimated, it will be constrained if a significant reversal of the cumulative amounts of sales is probable in the context of the contract.

5. Business consolidation and other activities

Year Ended December 31, 2021

During the year ended December 31, 2021, the Company recorded charges of $14.4 million for business consolidation and other activities. These amounts are primarily considered to be one-time and non-recurring expenses, and as such, not charged within cost of sales or selling, general and administrative expenses. The charges are comprised of the following items:

- Charges of $5.2 million related to Platinum, with $5.0 million related to consulting and other services under the corporate advisory services agreement and $0.2 million related to legal, professional and other miscellaneous out of pocket expense reimbursements. Further details regarding the corporate advisory services agreement are included in Note 13 – Related Party Transactions – Corporate Advisory Services Agreement with Advisors.
- Non-cash charges of $3.5 million related to the 2021 closure of the Company's Springdale, Arkansas manufacturing facility, which includes asset impairments, disposal costs and inventory write offs.
- Charges of $3.3 million related to the startup cost for a new line.
- Charges of $1.1 million in consulting, professional service, legal, and tax related fees, associated with the Sonoco acquisition.
- Charges of $0.7 million for COVID-19 related costs, including personal protective equipment and cleaning supplies for the plants, increase in health care accrual, increase in employee recruitment costs, and temporary line closures.
- Charges of $0.6 million related to other individually insignificant items.

The following is a summary of the liability associated with business consolidation and other activities as of December 31, 2021, which is recorded in other current liabilities.

($ in millions)		
Balance at December 31, 2020		1.7
Additions		14.4
Cash payments		(14.3)
Balance at December 31, 2021	$	1.8

6. Long-Term Debt, net

In July 2018, Ball Metalpack entered into a credit agreement with a syndicate of lenders (the "Credit Agreement"). The Credit Agreement is comprised of a first lien term loan in the amount of $395 million ("First Lien"), a second lien term loan in the amount of $145 million ("Second Lien"), and a revolving credit agreement with initial available borrowings of $125 million (the "Revolver") that is subject to a borrowing base determined using a calculation of certain eligible current assets. The Revolver initially included a $50 million accordion feature, which was exercised in September 2018, increasing the available borrowings to $175 million. On June 26, 2019 the Revolver was amended for a commitment increase of $25 million, further increasing the available borrowings to $200 million. On October 21, 2019 the Revolver was amended to increase the eligible receivables that can be included in the borrowing base calculation by up to $20 million during certain periods of the year. On February 3, 2020, the Revolver was amended to temporarily adjust the borrowing base calculation to allow for the inclusion of 60% of the $30.0 million

16

BALL METALPACK HOLDING, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS 17 cash received on February 12, 2020 from the Company’s indirect owners and the increase of certain advance rates from February 12, 2020 to May 31, 2021. The First Lien loan bears interest at the LIBOR plus applicable margin (4.7% at December 31, 2021), which is dependent upon the timing of the interest payments and matures on July 31, 2025. On a quarterly basis a mandatory repayment of $1.0 million is due. The Second Lien loan bears interest at LIBOR plus applicable margin (9.8% at December 31, 2021), which is dependent upon the timing of the interest payments and matures on July 31, 2026. The Revolver bears interest at LIBOR plus applicable margin (2.6% at December 31, 2021) and matures on July 31, 2023. The applicable margin is based on the average availability. The remaining available borrowing capacity on the Revolver at December 31, 2021, was $47.7 million. The First Lien and Second Lien term loans are secured by substantially all of the assets of the Company, and do not have a prepayment penalty. The Revolver is secured by eligible inventory and accounts receivable and does not have a prepayment penalty. Long-term debt consisted of the following: In connection with the Credit Agreement, the Company incurred and capitalized $24.6 million of debt issuance costs, which are recorded as a reduction to long-term debt on the consolidated balance sheet. Debt issuance costs included underwriting fees, original issue discount, a Platinum transaction fee, and other related fees. The costs are being amortized into interest expense within the consolidated statement of income on a straight-line basis, which approximates the effective interest method. Long-term debt obligations outstanding at December 31, 2021, have maturities (excluding unamortized debt issuance costs of $11.7 million) of $4.0 million for 2022, $128.5 million for 2023, $4.0 million for 2024, $369.2 million for 2025, $145.0 million for 2026 and $0.0 million in the years thereafter. The fair value of the Company's long-term debt at December 31, 2021 is approximately $656 million and is classified as Level 2 within the fair value hierarchy. Cash paid for interest, net of amounts capitalized, was $31.8 million for the year ended December 31, 2021. Additionally, a financial covenant requires the Company and its subsidiaries to maintain a defined consolidated fixed charge coverage ratio when the excess availability is less than the greater of: (i) 10% of the line cap under the ABL Revolver; and (ii) $7.0 million. The Company was in compliance with loan agreements and debt covenants at December 31, 2021 and has met all debt payment obligations. The Company’s Revolver within the Credit Agreement includes two issued but undrawn letters of credit. One is designated to a supplier, and the other is designated to a foreign taxing authority, and both are subject to certain conditions and requirements as ($ in millions) December 31, 2021 Debt: Revolving credit agreement 124.5$ First lien term loan 381.2 Second lien term loan 145.0 Supply chain financing 37.4 Capital lease obligations 16.0 Total debt 704.1 Less: Debt issuance costs (11.7) 692.4 Less: Current portion (44.2) Carrying value of long-term debt 648.2$

BALL METALPACK HOLDING, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS 18 stipulated in their respective agreements. As of December 31, 2021, the balance of the unused letters of credit was approximately $9.6 million. Subsequent to the closing of the Transaction on January 26, 2022, the Credit Agreement was extinguished and repaid. 7. Receivables, net Other receivables include supplier claims receivables and other miscellaneous receivables. Bad debt expense was $0.2 million for the year ended December 31, 2021 and is recorded within selling, general and administrative expenses in the consolidated statement of income. During 2019, the Company entered into an uncommitted accounts receivable factoring program with a financial institution for certain receivables of the Company. The program is accounted for as true sales of the receivables, without recourse to the Company. Receivables of $5.9 million were sold under this program as of December 31, 2021. 8. Inventories, net Net inventory obsolescence expense is included within cost of sales in the consolidated statement of income. There was $2.1 million of inventory obsolescence expense for the year ended December 31, 2021. ($ in millions) Trade accounts receivable $ 107.3 Unbilled receivables 4.4 Less allowances for doubtful accounts (0.3) Net trade accounts receivable 111.4 Other receivables 6.9 $ 118.3 December 31, 2021 ($ in millions) Raw materials and supplies $ 54.6 Work-in-process and finished goods 77.6 Less inventory reserves (6.1) $ 126.1 December 31, 2021

BALL METALPACK HOLDING, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9. Property, Plant and Equipment, net

($ in millions)		December 31, 2021
Land	$	10.4
Buildings and improvements		79.6
Machinery and equipment		228.7
Construction-in-progress		41.6
Capital lease		21.1
		381.4
Accumulated depreciation		(123.6)
	$	257.8

Depreciation expense amounted to $33.9 million for the year ended December 31, 2021.

Accumulated amortization related to capital leases of $3.0 million is recorded in property, plant and equipment, net, as of December 31, 2021.

Noncash investing activities include the acquisition of PP&E for which payment has not been made. These noncash capital expenditures are excluded from the consolidated statement of cash flows. The PP&E acquired but not yet paid for amounted to $0.8 million at December 31, 2021.

10. Goodwill

($ in millions)		Gross Carrying Amount		Accumulated Impairment Loss		Net Goodwill
Balance at December 31, 2021	$	100.1	$	(55.5)	$	44.6

On October 1, 2021 the Company concluded that it was not more likely than not that the fair value of goodwill was less than its carrying value and thus a quantitative analysis was not performed. During the year ended December 31, 2021, there were no impairment triggering events.

11. Intangible Assets, net

($ in millions) As of December 31, 2021		Gross Carrying Amount		Accumulated Amortization		Net
Customer relationships	$	135.0	$	(35.5)	$	99.5
Patented and unpatented technology		30.0		(12.8)		17.2
Other intangible assets		13.7		(9.2)		4.5
Total Intangibles	$	178.7	$	(57.5)	$	121.2

Total amortization expense of intangible assets and capitalized software amounted to $17.2 million for the year ended December 31, 2021. Total annual intangible asset amortization expense is expected to be $16.4 million for 2022, $15.2 million for 2023, $15.2 million for 2024, $14.2 million for 2025, $12.6 million for 2026, and $47.6 million in the years thereafter.

19

BALL METALPACK HOLDING, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. Commitments

The Company leases warehousing and manufacturing space and equipment for its operations. The majority of these leases are non-cancellable operating leases. Certain leases include renewal options and/or escalation clauses for adjusting lease payments based on various factors.

Future minimum lease payments under non-cancelable leases as of December 31, 2021 are as follows:

	Years Ended December 31											
($ in millions)	2022		2023		2024		2025		2026		Thereafter	
Operating lease	$	6.5	$	6.1	$	5.0	$	4.1	$	1.7	$	2.9
Capital lease	$	10.2	$	10.1	$	10.0	$	10.0	$	7.3	$	-

Lease expense for all operating leases was $6.6 million for the year ended December 31, 2021. Lease expense is reflected within both the cost of sales and selling, general and administrative sections of the Company's consolidated statement of income. Amortization of capital lease assets was $2.9 million for the year ended December 31, 2021.

During 2020, the Company entered into two lease agreements to finance the construction of two new can lines. The Company was the deemed owner of the leased assets during the construction period. Both lease agreements have an early buyout option in March 2025 for $6.1 million and in December 2025 for $10.0 million, respectively, and if exercised, would terminate the lease and any remaining lease payments noted in the table above.

- One of the can lines was placed into service during the second quarter of 2021, and as of December 31, 2021, $20.5 million was included as a capital lease within PP&E, $2.7 million was included in current portion of long-term debt, and $13.1 million was included in long-term debt, net, on the consolidated balance sheet.
- The second can line was still under construction as of December 31, 2021 and is expected to be placed into service during the first quarter of 2022. As of December 31, 2021, $35.2 million was included as construction-in-progress within PP&E, and $31.2 million was included as a long-term financing liability within other liabilities on the consolidated balance sheet.

During the normal course of business, in order to manage its manufacturing process and help ensure adequate material supply, Ball Metalpack enters into agreements with suppliers to procure inventory. The Company's purchase obligations include capital expenditures, contracted amounts for direct materials, and commitments for purchases of natural gas and electricity. In cases where variable prices and/or usage are involved, management's best estimates have been used. Depending on the circumstances, early termination of the contracts may or may not result in penalties and, therefore, actual payments could vary significantly. As of December 31, 2021, expected future payments for purchase commitments directly attributable to the Company are $52.5 million, $6.8 million, and $6.0 million for the years 2022 through 2024, respectively, and $0.0 million for all years thereafter.

On August 27, 2021, the Company received an $8.4 million cost contribution from a customer related to the completion of a new two piece can line in the Company's Chestnut Hill plant. This new can line will enable the customer to convert some of their product from a three piece can to a lower cost two piece can. The Company will recognize the cost contribution as revenue over five years, which represents the expected benefit period of the contribution. As of December 31, 2021, $6.0 million and $1.7 million was included in other liabilities and other current liabilities, respectively, on the consolidated balance sheet. There was $0.7 million included in net sales in the consolidated statement of income for the year ended December 31, 2021.

13. Related Party Transactions

Transition Services Agreement with Ball

The Company has a contract manufacturing agreement ("CMA") with Ball, whereby Ball manufactures steel food cans through a production line at Ball's facility located in Findlay, Ohio. The Company makes quarterly payments to Ball for this CMA. The fee is dependent upon the costs at Ball's Findlay plant, but without a mark-up, which would be normal in the industry. The expected term of this agreement was estimated to be 8 years, ending in 2026. The CMA asset valuation was primarily based on annual savings from the arrangement by not paying the normal mark-up. On January 14, 2020, the Company initiated the termination of

20

BALL METALPACK HOLDING, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS 21 the CMA in connection with $30.0 million of cash contributions received from the Company’s indirect owners. The CMA will be terminated on January 14, 2022. The Company accelerated the remaining amortization period of the CMA asset to 24 months to match the remaining benefit period. For the year ended December 31, 2021, $1.3 million was included within selling, general and administrative expenses, and $13.9 million was included within cost of sales in the consolidated statement of income, related to the above agreement. As of December 31, 2021, Ball Metalpack was in a net payable position with Ball for $4.2 million related to the above agreement. These amounts are reported in related party payables on the consolidated balance sheet. Corporate Advisory Services Agreement with Advisors Pursuant to a corporate advisory services agreement with Advisors, the Company engages Advisors to provide certain advisory services and is invoiced for such services and related expenses. For the year ended December 31, 2021, $5.2 million was included within business consolidation and other activities in the consolidated statement of income related to this agreement and certain out of pocket reimbursements. There were no related party payables with Advisors related to this agreement at December 31, 2021. Notes Payable to Platinum and Ball On February 12, 2020, the Company entered into two unsecured related party promissory notes, one with Platinum for a principal amount of $15.0 million and one with Ball for a principal amount of $14.7 million (collectively, “Related Party Notes”). The Related Party Notes mature on February 28, 2022 and bear interest at 12.5%. Interest is paid in-kind on a quarterly basis, and is added to the outstanding principal of the note. Principal and interest are due at the maturity date with prepayment available beginning September 30, 2021. During the year ending December 31, 2021, principal repayments of $6.3 million were made on the Related Party Notes. Interest expense for the Related Party Notes during the year ending December 31, 2021 was $4.0 million. As of December 31, 2021, the outstanding principal and accrued interest on the Related Party Notes totaled $31.2 million, and was included in related party payables on the consolidated balance sheet. Subsequent to the closing of the Transaction on January 26, 2022, the Related Party Notes were extinguished and repaid. Members’ Equity Certain management members were provided the opportunity to participate in the success of the Company in the form of the appreciation, depreciation, profits, losses, and distributions as a member, and have contributed $2.2 million in Ball Metalpack Management LLC since the inception of the Company. $0.5 million of contributions were made during the year ending December 31, 2021. This investment was for an approximate 1.25 percent interest in Ball Metalpack Holding, LLC. Ball Metalpack Management, LLC holds Class B units, which do not have voting rights; while Platinum Affiliate and affiliates of Ball own class A units, which do have voting rights. 14. Contingencies The Company may be subject to numerous lawsuits, claims or proceedings arising out of the ordinary course of business from time to time, including but not limited to actions related to product liability; personal injury; the use and performance of its products; warranty matters; patent, trademark or other intellectual property infringement; contractual liability; the conduct of its business; tax reporting; workplace safety; and environmental and other matters. Liability for any such obligation arising prior to formation of the Company remains with Ball. Ball carries various forms of commercial, property and casualty, and other forms of insurance; however, such insurance may not be applicable or adequate to cover the costs associated with a judgment against Ball or the Company with respect to any such lawsuits, claims and proceedings. The Company does not believe there are any such lawsuits, claims and proceedings that are either probable or can be reasonably estimated to a material extent, individually or in the aggregate.

BALL METALPACK HOLDING, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS 22 15. Indemnifications and Guarantees General Guarantees The Company has made certain indemnities, commitments and guarantees under which the specified entity may be required to make payments in relation to certain transactions. These indemnities, commitments and guarantees include indemnities to the customers of packaging products and services; construction contract or other commitments; indemnities for liabilities associated with the infringement of third party patents, trademarks or copyrights under various types of agreements; indemnities to various lessors in connection with facility, equipment, furniture and other personal property leases for certain claims arising from such leases; indemnities to governmental agencies in connection with the issuance of a permit or license; and indemnities in connection with the sale of businesses or substantially all of the assets and specified liabilities of businesses. The duration of these indemnities, commitments and guarantees varies and, in certain cases, is indefinite. In addition, many of these indemnities, commitments and guarantees do not provide for any limitation on the maximum potential future payments the Company could be obligated to make. As such, the Company is unable to reasonably estimate its potential exposure under these items. The Company has not recorded any liability for these indemnities, commitments and guarantees in the accompanying consolidated balance sheet. The Company does accrue for losses for any known contingent liability, including those that may arise from indemnifications, commitments and guarantees, when future payment is both reasonably estimable and probable. Finally, the Company carries general liability insurance policies that covers the locations included in the Company and has obtained indemnities, commitments and guarantees from third party purchasers, sellers and other contracting parties, which the Company believes would, in certain circumstances, provide recourse to claims arising from these indemnifications, commitments and guarantees. The Company believes the outcome of these matters will not have a material adverse effect on its financial position, cash flows or operations. 16. Participation Plan During the year ended December 31, 2018, the Company adopted the 2018 Participation Plan (the “Successor Plan”), under which key employees of the Company may be awarded Performance Units which may entitle such employees to receive compensation for their vested units upon the occurrence of certain Qualifying Events, as defined, and under the conditions set forth in the Successor Plan. Under the applicable guidance, due to the contingent nature of the Qualifying Event, there is no recognition of expense in the consolidated financial statements during the year ended December 31, 2021. Upon the closing of the Transaction on January 26, 2022, which was a Qualifying Event, the Company paid a total of $29.9 million to the participants in the Successor Plan for their vested units as of that date. 17. Subsequent Events Subsequent events were evaluated for disclosure in the consolidated financial statements through April 8, 2022, the date on which these financial statements were available to be issued.